Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment Number 1 to the quarterly report of Aspen Diversified Fund LLC (the “Fund”) on Form 10-Q/A for the quarterly period ended September 30, 2007, as filed with the Securities and Exchange Commission on April 15, 2008 (the “Report”), I, Jeremy L. Standrod, Managing Partner of Aspen Partners, Ltd, Managing Member of the Fund, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The forgoing Report on Form 10-Q/A fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report on Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: April 15, 2008

/s/ Jeremy L. Standrod
Jeremy L. Standrod, Managing Partner
Aspen Partners, Ltd.
Managing Member of Aspen Diversified Fund LLC

Exhibit 32.1